Exhibit 99.1

2014 Full Year & Fourth Quarter Financial Results February 17, 2015 NYSE: CF

Safe Harbor Statement All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These statements include, but are not limited to, statements about future strategic plans; and statements about future financial and operating results. Important factors that could cause actual results to differ materially from our expectations include, among others: the volatility of natural gas prices in North America; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. agricultural industry; reliance on third party providers of transportation services and equipment; risks associated with cyber security; weather conditions; our ability to complete our production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; our ability to manage our indebtedness; and loss of key members of management and professional staff. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries website. Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

3 Record twelve month ammonia shipments of 3.0 million tons EBITDA(2) of $2.7 billion, which includes $750 million for the pre-tax gain on the phosphate sale Repurchased 7.7 million shares through December 31 for a total $1.9 billion at an average price of approximately $250 per share Issued $1.5 billion of long-dated investment grade debt Increased dividend by 50% from $1.00 to $1.50 per share, per quarter Fourth Quarter Full Year 2014 Nitrogen products segments consist of the ammonia, urea, UAN and other product segments. See slide 19 for reconciliation of EBITDA. Highlights Three percent increase in nitrogen products segments(1) sales EBITDA(2) of $501 million, which includes $3 million of an adjustment to increase the pre-tax gain on the phosphate sale Repurchased 1.4 million shares for $373 million, resulting in lowest outstanding share count ever Built strong order book for first half 2015

Outlook 4 Positive outlook on nitrogen market conditions in the first half of 2015 Expected 90 million corn acres should support healthy demand through 1H15 Attractive spring ammonia season expected Reduced fall application pushed demand into 2015 Healthy first-half order book; well-positioned for robust ammonia movement and potential for demand switching to UAN and urea Urea price floor continues to be dependent on costs of marginal Chinese producers Chinese coal costs declined well before oil price decline Recent Chinese government policies, such as repealing rail subsidies, are supporting the floor

Capacity Expansion Update Updated cost estimate for projects: Increased just under 10 percent from $3.8 billion up to roughly $4.2 billion Potential variance range tightened from plus or minus 10 percent to plus or minus a few percentage points Primarily related to Port Neal project for increases over original estimated baseline for: Additional materials and work hours needed for increased construction and winterization scope Higher labor rates and per diems to attract and retain workers Projects expected to generate IRRs well into the teens, significantly above company cost of capital 5

Projects Continue to Have Strong Expected Returns Estimated Timeline Estimated IRRs(1)Estimated Mechanical completion, Cash Outflow pre-commissioning and Urea Price (2) (3)start-up of Donaldsonville Natural Gas ($ / ST) urea and UAN (Q3, Q4) Cost (4) 2015 ($ /MMBtu) Mechanical completion $1.5 -$2.0B $300 $350 $400 and pre-commissioning of Donaldsonville ammonia (Q4) $5.00 12% 15% 18% Start-up of Donaldsonville ammonia (1H) $4.00 13% 16% 19% $0.4 –$0.9B 2016 Mechanical completion, pre-commissioning and start-up of Port Neal $3.00 14% 17% 20% ammonia (Mid-Year) and urea (Q3) Attractive return profile driven by early start-up (1) After-tax unlevered IRRs assuming $4.2 billion of project costs. (2) U.S. Gulf prices. All prices in 2015 dollars, 2.5%/year inflation in subsequent years. (3) Assumes that a $50 per ton change in urea price is equivalent to a $34.78 per ton change in UAN price and a $89.14 per ton change in ammonia price. (4) Henry Hub natural gas prices. 6

Rest of World North America 7 Accretive share repurchases and track record of dividend growth Quarterly Dividend History 2005-2014 CAGR: 58% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Demonstrated Implementation of Capital Deployment Strategy Share Repurchase History $500M $1.9B $1.1B $500M $1.0B $500M Share Repurchases Since 2011 Average Price: $200

Increasing Cash Flow Capacity Per Share

CF Industries

- Increased cash flow capacity as measured by N/1000 shares by 165% since 2010
- Capacity projects underway will increase total N capacity by 25%
- Repurchased 25 million shares since the 2010 Terra acquisition



CF Industries Nitrogen Volumes and Shares Outstanding
Annual Capacity (Million Nutrient Tons)
25% Increase
Million Shares Outstanding
Share Count
2.6
3.6
6.2
0.5
6.7
1.7
8.4
(3)
2010 Pre-Terra Acquisition (1)
Terra Acquisition
CF and Terra
Executed Growth (2)
Current
New Plants (4)
Total 2016
Total N tons per 1,000 shares
52.8
86.6
140.1
176.4(5)
165% Increase
25+% Opportunity

(1) Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements.
(2) Acquisition of all outstanding interests in CFL closed April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013.
(3) As of January 31, 2015, the company had 47.9 million shares outstanding.
(4) Capacity expansion projects at Donaldsonville, LA and Port Neal, IA.
(5) Assumes completion of the capacity expansion projects but gives no effect to potential share repurchases.

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Unparalleled Track Record of Creating Value for Shareholders CF Industries’ shares have significantly outperformed peers over multiple time periods Market data as of 12/31/2014. Total shareholder returns reflect share price appreciation plus dividends. Source: S&P Capital IQ * Yara ADR’s trading in US dollars Five Years One Year Total Shareholder Return (1) Since CF IPO (8/10/2005) Three Years 9

(Price per MMBtu) 1st Quarter 2nd Quarter 3rd Quarter 75% hedged at $3.66 50% hedged at $3.55 90% hedged with collars between $4.25 and $4.60 4th Quarter Representative Quarterly Derivative Gain/Loss Positions 10 Includes the cost of natural gas purchased during the period for use in production. Includes the impact of (gains) and losses realized on natural gas derivatives that were settled during the period. Excludes the unrealized mark-to-market (gains) and losses on natural gas derivatives (these gains and losses are included in quarterly cost of goods sold). Primarily represents expense of the option premiums and settlement of basis swaps. Represents the loss on natural gas derivatives for January and February that have settled. Does not include any gain or loss on natural gas derivatives for March, which have not settled. Excludes the unrealized mark-to-market (gains) and losses on natural gas derivatives. March futures price as of February 13, 2015. 90% hedged with collars between $3.41 and $4.25 through March, 2015 $28M $56M ($20M) ($19M) (4) 2014 Full Year Gain: $59M

11 Full Year Gas Cost Remains Below $4.00/MMBtu Until 2021 NYMEX Natural Gas Forward Strip Nov. 1, 2014 Since the beginning of November, the whole natural gas forward curve has moved down by more than $0.50 per MMBtu Near term prices impacted by: High production and storage concerns through 2015 The marginal cost of new natural gas production has fallen due to services deflation Longer term gas prices also impacted by lower oil prices – potentially reduced future growth in demand from new build LNG and olefins projects Feb. 6, 2015 ($ per MMBtu)

12 Rebound in Gas Storage Causing Decline in Prices Source: US Energy Information Administration (EIA) U.S. lower 48 states only, Bloomberg Henry Hub Gas Price vs. Storage Deficit Early 2014 cash prices spiked as abnormally cold weather caused storage to fall well below average levels Record high domestic natural gas production and normal weather during the second half of 2014 allowed storage to return to normal levels At the current high production levels, lower gas prices are associated with normal storage levels compared to the past Storage Deficit (BCF) ($ per MMBtu)

Financial Highlights In millions, except percentages, per MMBtu and EPS 2014 Q4 2013 Q4 2014 YTD 2013 YTD Net sales $ 1,217 $ 1,326 $ 4,743 $ 5,475 Gross margin 444 594 1,779 2,520 - As percent of sales 36.5% 44.8% 37.5% 46.0% EBITDA(1) $ 501 $ 643 $ 2,712 $ 2,685 Net earnings attributable to common stockholders 238 326 1,390 1,465 Net earnings per diluted share 4.82 5.71 27.08 24.74 Diluted average shares outstanding 49.5 57.1 51.3 59.2 Cost of natural gas: Purchased natural gas cost (per MMBtu)(2) $ 3.99 $ 3.67 $ 4.49 $ 3.64 Realized derivatives (gain) loss (per MMBtu)(3) $ 0.08 $ 0.07 $ (0.24) $ 0.02 Cost of natural gas (per MMBtu) $ 4.07 $ 3.74 $ 4.25 $ 3.66 See slide 19 for reconciliation of EBITDA. Includes the cost of natural gas purchased during the period for use in production. Includes the impact of (gains) and losses realized on natural gas derivatives that were settled during the period. Excludes the unrealized mark-to-market (gains) and losses on natural gas derivatives. 13

Segment Results: Ammonia In millions, except percentages and per ton amounts 2014 Q4 2013 Q4 2014 YTD 2013 YTD Net Sales $ 467 $ 439 $ 1,576 $ 1,438 Gross margin 177 229 593 781 - As percent of sales 37.9% 52.2% 37.6% 54.3% Sales volume by product ton (000’s) 836 859 2,969 2,427 Sales volume by nutrient ton (000’s) (1) 685 704 2,434 1,990 Average selling price per product ton ($/ton) $ 559 $ 512 $ 531 $ 592 Average selling price per nutrient ton ($/ton) (1) $ 682 $ 624 $ 648 $ 723 Gross margin per product ton ($/ton) $ 212 $ 267 $ 200 $ 322 Gross margin per nutrient ton ($/ton) (1) $ 258 $ 326 $ 244 $ 393 Production volume by product ton (000’s) (2) 1,753 1,940 7,011 7,105 14 Nutrient tons represent the tons of nitrogen within the product tons. Gross ammonia production includes ammonia upgraded to urea, UAN and other products.

Segment Results: Granular Urea 15 Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2014 Q4 2013 Q4 2014 YTD 2013 YTD Net Sales $ 231 $ 205 $ 915 $ 925 Gross margin 93 119 398 515 - As percent of sales 40.1% 58.1% 43.5% 55.6% Sales volume by product ton (000’s) 646 611 2,459 2,506 Sales volume by nutrient ton (000’s) (1) 297 281 1,131 1,153 Average selling price per product ton ($/ton) $ 358 $ 335 $ 372 $ 369 Average selling price per nutrient ton ($/ton) (1) $ 778 $ 728 $ 809 $ 802 Gross margin per product ton ($/ton) $ 143 $ 195 $ 162 $ 205 Gross margin per nutrient ton ($/ton) (1) $ 312 $ 423 $ 352 $ 446 Production volume by product ton (000’s) 590 656 2,347 2,474

Segment Results: UAN 16 Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2014 Q4 2013 Q4 2014 YTD 2013 YTD Net Sales $ 421 $ 448 $ 1,670 $ 1,935 Gross margin 153 224 672 1,040 - As percent of sales 36.5% 50.0% 40.3% 53.7% Sales volume by product ton (000’s) 1,597 1,680 6,092 6,383 Sales volume by nutrient ton (000’s) (1) 505 532 1,925 2,015 Average selling price per product ton ($/ton) $ 263 $ 266 $ 274 $ 303 Average selling price per nutrient ton ($/ton) (1) $ 833 $ 841 $ 867 $ 960 Gross margin per product ton ($/ton) $ 96 $ 133 $ 110 $ 163 Gross margin per nutrient ton ($/ton) (1) $ 304 $ 421 $ 349 $ 516 Production volume by product ton (000’s) 1,626 1,652 5,939 6,332

Segment Results: Other* 17 * Other segment primarily includes: ammonium nitrate (AN); diesel exhaust fluid (DEF); and urea liquor. Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2014 Q4 2013 Q4 2014 YTD 2013 YTD Net Sales $ 98 $ 87 $ 414 $ 380 Gross margin 22 20 105 110 - As percent of sales 22.0% 22.9% 25.4% 28.9% Sales volume by product ton (000’s) 442 410 1,756 1,629 Sales volume by nutrient ton (000’s) (1) 122 112 484 446 Average selling price per product ton ($/ton) $ 221 $ 213 $ 236 $ 233 Average selling price per nutrient ton ($/ton) (1) $ 802 $ 779 $ 856 $ 852 Gross margin per product ton ($/ton) $ 49 $ 49 $ 60 $ 67 Gross margin per nutrient ton ($/ton) (1) $ 176 $ 179 $ 217 $ 246

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Reconciliation of EBITDA and Selected Items

CF Industries

(in millions)

	Three months ended December 31,		Twelve months ended December 31,	
	2014	2013	2014	2013
Net earnings attributable to common stockholders	$ 238.3	$ 325.8	$ 1,390.3	$ 1,464.6
Interest expense (income) – net	40.9	39.2	177.3	147.5
Income taxes	132.1	187.2	773.0	686.5
Depreciation, depletion and amortization	94.0	96.8	392.5	410.6
Less: Other adjustments[1]	(4.0)	(6.0)	(20.8)	(24.3)
EBITDA[1]	$ 501.3	$ 643.0	$ 2,712.3	$ 2,684.9
Memo: Selected items included above				
Unrealized mark-to-market losses (gains) on natural gas derivatives	$ 40.4	$ (54.0)	$ 79.5	$ (52.9)
Losses (gains) on foreign currency derivatives	11.0	(6.5)	38.4	(20.8)
Expenses related to capacity expansion projects	8.8	6.5	30.7	10.8
Gain on sale of phosphate business	(3.0)	-	(750.1)	-
Provision for liability to pre-IPO owners for NOL settlement	-	-	-	55.2
Pension settlement charge	9.7	-	13.1	-
Total	$ 66.9	$ (54.0)	$ 588.4	$ (7.7)

(1) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

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20 Donaldsonville Site Overview Ammonia 3,640 TPD Urea 3,850 TPD UAN 5,050 TPD Urea Warehouse 90K Tons Ammonia Tank 30K Tons UAN Tank 50K Tons Urea Barge Dock

21 Donaldsonville Urea Plant

22 Donaldsonville Nitric Acid/UAN and Offsites CO2 Compression Package Boiler Nitric Acid / UAN MCC2 Cooling Tower

23 Donaldsonville Ammonia Plant Reformer Compressor Area Cooling Tower Amine Tank CO2 Removal Package Boiler Flare Table Control Building Motor Control Center

24 Port Neal Expansion Full Complex Footprint

25 Port Neal Site Overview Urea Warehouse 154K Tons Laydown Yard Ammonia Plant 2,425 TPD Ammonia Storage Tanks 30K Tons Each Offsites & Utilities Lunch Tent Storage

26 Port Neal Expansion Ammonia Plant and Cooling Towers

Interconnecting pipe rack Package boiler and deaerator foundations Urea Synthesis Urea Warehouse Ammonia Storage Tanks 27 Port Neal Urea Plant, Warehouse and Ammonia Storage Urea Granulation Control Room

Ammonia Compressor Area Reformer Flare Stack Urea Warehouse 28 Port Neal Ammonia Plant

29 Port Neal Urea Warehouse